Exhibit 99.1

Investor Presentation Southwest IDEAS Conference November 10, 2010

Portions of this presentation contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning our possible or assumed future results of operations, as well as trends and conditions in our markets and technologies, market opportunity, and our plans regarding our business strategies. These statements can generally be identified by such words as "expects," "plans," "believes," "anticipates," "should," "may," "will" and similar words or expressions. Forward-looking statements are not guarantees of performance but rather reflect our current expectations, assumptions and beliefs based upon information currently available to us. Investors are cautioned that all forward-looking statements are subject to risks and uncertainties which are difficult to predict and that could cause actual results to differ materially from those projected. Many of these risks and uncertainties are described in Part I of our Form 10-K for the fiscal year ended October 31, 2009 under the heading "Risk Factors", and in our subsequently filed quarterly reports. Some of these risk factors include: the condition of the U.S. economy and its impact on capital spending trends in the Company's markets; the successful closing of pending acquisition(s); the integration of acquired businesses into that of the Company and realization of anticipated synergies and growth opportunities from such transactions; the financial condition of our suppliers and changes by them in their distribution strategies and support; changes in Avaya’s strategies regarding the provision of equipment and services to its customers, and in its policies regarding the availability of tier IV hardware and software support; the Nortel Networks bankruptcy filing and the impact that such action continues to have on the market and the Company’s products and services offering; unpredictable quarter to quarter revenues; our ability to maintain and improve upon current gross profit margins; continuing acceptance and success of the Mitel product and services offering; availability of credit to finance growth; our ability to acquire and retain the technical competencies needed to implement new advanced communications technologies; intense competition and industry consolidation; dependence upon a few large wholesale customers in our Managed Services offering; and the availability and retention of revenue professionals and certified technicians. Investors are cautioned that the foregoing list of important risk factors is not exclusive. These and other factors should be considered carefully and investors should not place undue reliance on our forward-looking statements. Forward-looking statements speak only as of the date made and we do not undertake to update any forward-looking statement that is contained in any communications. GAAP Reconciliation The Company uses Adjusted-EBITDA (earnings before net interest, income taxes, depreciation and amortization) , which excludes certain one-time and non-cash charges, as part of its overall assessment and comparison of financial performance between accounting periods. XETA believes that EBITDA is often used by the financial community as a method of measuring the Company's performance and of evaluating the market value of companies considered to be in similar businesses. EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States ("GAAP"). A reconciliation of EBITDA to net income is provided in Exhibit A. Forward-Looking Statements

 XETA is a National Business Services Company Integration, maintenance and repair services for the communications infrastructure of large enterprise and government customers with multiple locations Solid & Improving Financial Strength $3.63 – Recent Stock Price $39 Million Market Capitalization $100+ Million – 2011 Rev Expectation FY10 EPS Guidance $0.16 to $0.20 FY11 EPS Guidance $0.30 to $0.40 XETA (Nasdaq: XETA) at a Glance Competitive Differentiators Nationwide Service Footprint 370 employees/ 32 locations 24/7/365 in house contact center High Technical Competencies Avaya, Nortel, Mitel, Samsung, HP Extraordinary Service Delivery

“Razor and Razor Blade Model” Selling Service First Recurring revenue streams Sticky customer relationships Pull through demand for equipment & applications High margin/ high returns Maintenance and Repair Design & Integration Equipment & Applications 3 to 7 years Communications Equipment Product Life Cycle Technology Deployment Technology Deployment 3 to 7 years

Maintenance and Repair Field Deployed Technicians Remote Monitoring 24x7x365 Support Center Design and Implementation Consulting Integration Cabling Equipment and Applications Voice, Data, Video Networking Contact Center Unified Communications Collaboration Services for Advanced Communications Equipment and Applications 40% 41% What Do We Do 19%

Taking Market Share: Well-positioned to acquire significant market share and grow at double digit rates. Improving Profitability: Shift in the revenue mix and operating leverage.targeted EBITDA of 10% to 12% vs. 6.1% during first 9 months of FY10. Razor/ Razor blade Model - Recurring Revenue Increases Predictability: Growing base of recurring revenue will drive earnings growth and predictability. Strong Balance Sheet and liquidity Recent acquisitions accelerate revenue and earnings growth – Acquisitions expected to add more than $20 million in revenue during 2011. Investment Considerations

Size of Addressable Market $6 Billion Voice Market Sources: Forrester, JPMorgan, Synergy, T3i Group, TEQConsult Group, Avaya, Nortel, Company Estimates Equipment Service Installed Base # of Lines Shipped/ Serviced Annually (U.S.) 8-10 million 80 million Avaya/ Nortel/ Mitel/ Shortel Market Share 45% 50% Avaya/ Nortel/ Mitel/ Shortel Annual Revenue Opportunity $2 billion $4 billion Expanding product and service offering increases size of addressable market Total Voice, Video Data Market is $400 billion

Competitively Differentiated – Why XETA? Highest Competencies with Multiple Leading Vendors

XETA competencies and national footprint allow customers and partners to consolidate vendors Nationwide Customer List Fortune 1000 with Multiple Locations Competitively Differentiated – Why XETA?

 National Independents Regional Integrators Systems Integrators Network Providers Local Integrators Competencies Coverage Growth Opportunity - Acquire Market Share Acquire market share from local and regional players Acquire market share by partnering with OEM’s, service providers, and systems integrators High Low Local National

Wholesale Relationships Programs Acquire Market Share – Unique Wholesale Model National Travel Services Company Global Pharmaceutical Company Announced over $7 million in long-term recurring revenue contracts during FY09

Nortel Services Innovation Award XETA’s Unique Position XETA is the only national vendor with highest accreditations from both Avaya and Nortel prior to the merger Seat at the table in influencing go to market strategy of Avaya Avaya Partner of the Year Avaya/Nortel Combination=Growth Opportunity XETA Opportunity to Acquire Market Share Compete with small and regional players Absorb or consolidate those unwilling to make required investment

Favorable conditions for accretive acquisitions Economic Conditions have stressed weaker players XETA well positioned to be an active consolidator Acquisitions during FY10 Add more than $20 million in revenue during FY11 Efficiencies of Scale – Cost synergies and earnings leverage will drive accretive earnings growth Efficiencies of scope - Scope Expand into broader addressable markets Accelerate Growth Through Acquisitions

Revenue Mix Shift Current Mix 59% Services Future Mix 2/3 Services Increase in higher margin services revenue increases profitability and predictability Design & Integration Equipment & Applications Maintenance and Repair

Total Revenue – 19% annual growth 2006-2008 25% + growth expected for FY11 Historical Trends 3 Months Total Revenue: 22% Increase 9 Months Total Revenue: 14% Increase

 Service Revenue - 20% annual growth 2006-2008 - 13 quarters of y-o-y growth through 2Q09 - 3Q10 Service Revenue – 16% increase - Year-to-date FY10 – 17% increase (In ,000’s) Historical Trends Maintenance and Repair Design & Integration

 3-5 Year Targets 3Q09 3Q10 Gross Margin Services 30% to 35% 28.7% 32.4% Systems 23% to 25% 28.9% 29.5% Total 27% to 31% 26.8% 29.7% Operating Expenses 18% to 20% 27.5% 25.8% Adjusted - EBITDA Margin 10% to 12% 2.9% 6.1% Net Margin 4% to 6% (0.5%) 2.5% Targeted Operating Results * * * * * Excludes effect of non-cash impairment charges during 3Q09 * A reconciliation of Adjusted - EBITDA to net income is provided in appendix A of this presentation

Systems Gross Margin Target – 23% to 25% Systems Gross Margin – Target 23% to 25% 3Q10 – 29.5% Consistently within or above targeted range Pricing Discipline/ Focus on applications offsets pressure on equipment margin

Services Gross Margin Target – 30% to 35% Services Gross Margin – Target 30% to 35% 3Q10 – 32.4% Sustainable operational improvements Growth of high value-added Services

Overall Gross Margin Target – 27% to 31% Overall Gross Margin – Target 27% to 31% 3Q10 – 29.7% Mix shift to higher margin service revenue Sustainable operational improvements 20.0% 22.0% 24.0% 26.0% 28.0% 30.0% 32.0%

Operating Expense Target – 18% to 20% Operating Expense - Target 18% to 20% of sales 3Q10 – 25.8% Maintaining investment in sales and marketing Operating leverage to drive margin improvement * * * Excludes one time provision for bad debt of $350,000 during 1Q09 and effect of non-cash impairment charges during 3Q09 and 4Q09 * 16% 18% 20% 22% 24% 26% 28%

Financials – Balance Sheet Oct-09 Jul-10 ($,000) ($,000) Details Cash 4,731 3,765 AR 13,832 14,541 DSO 69 days 64 days Target - 50 to 60 days Revolving Line of Credit - - $8.5M line LT Debt (Mortgage) 1,183 - Tangible Book Value Per share $1.87 $1.86 ROE (For nine months ended July 2010 - Annualized) 5.2% Target – 15%

Taking Market Share: Well-positioned to acquire significant market share and grow at double digit rates. Improving Profitability: Shift in the revenue mix and operating leverage.targeted EBITDA of 10% to 12% vs. 6.1% during first 9 months of FY10. Razor/ Razor blade Model - Recurring Revenue Increases Predictability: Growing base of recurring revenue will drive earnings growth and predictability. Strong Balance Sheet and liquidity Recent acquisitions accelerate revenue and earnings growth – Acquisitions expected to add more than $20 million in revenue during 2011. Investment Considerations

Investor Presentation Southwest IDEAS Conference November 10, 2010

Exhibit A – Adjusted-EBITDA Reconciliation

Reconciliation of Adjusted-EBITDA (1) to Net Income	For the Quarter Ending 31-Jan-06	30-Apr-06	31-Jul-06	31-Oct-06	31-Jan-07	30-Apr-07	31-Jul-07	31-Oct-07	31-Jan-08
Net Income (Loss)	(140)	57	286	516	170	208	377	677	389
Interest	72	26	25	47	10	-	29	54	103
Provision for Income Taxes	(75)	47	184	334	120	140	244	437	251
Depreciation	128	125	127	127	123	130	140	158	167
Amortization	101	103	103	122	140	147	184	186	203
Other Non Cash									
Adjusted-EBITDA (1)	86	358	725	1,146	563	625	974	1,512	1,113

	For the Quarter Ending 30-Apr-08	31-Jul-08	31-Oct-08	31-Jan-09	30-Apr-09	31-Jul-09	31-Oct-09	31-Jan-10	30-Apr-10	31-Jul-10
Net Income (Loss)	371	591	705	2	183	(8,599)	(1,903)	633	212	513
Interest	69	96	66	30	29	21	20	6	5	4
Provision for Income Taxes	238	380	455	7	119	(5,544)	(1,228)	409	137	331
Depreciation	172	190	215	225	229	269	303	286	312	308
Amortization	255	265	296	322	335	345	199	187	187	206
Other Non Cash				350		14,000	3,800			
Adjusted-EBITDA (1)	1,105	1,522	1,737	936	895	492	1,191	1,521	854	1,363

1 The Company uses Adjusted-EBITDA (earnings before net interest, income taxes, depreciation and amortization) , which excludes certain one-time and non-cash charges, as part of its overall assessment and comparison of financial performance between accounting periods. XETA believes that EBITDA is often used by the financial community as a method of measuring the Company's performance and of evaluating the market value of companies considered to be in similar businesses. EBITDA is a non-GAAP financial measure and should not be considered an alternative to net income or cash provided by operating activities, as defined by accounting principles generally accepted in the United States ("GAAP"). A reconciliation of EBITDA to net income is provided above.